STROOCK & STROOCK & LAVAN LLP
                                 180 Maiden Lane
                            New York, New York 10038


We hereby consent to the use of our legal opinion regarding the legality of issuance of shares and other matters filed as Exhibit (10) of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-1A filed on January 3, 1990, which opinion is incorporated by reference as an exhibit to this Registration Statement on Form N-14, and to the reference to our firm under the caption "Legal Matters" in the Prospectus/Proxy Statement forming a part of this Registration Statement on Form N-14. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulation of the Securities and Exchange Commission thereunder.




/s/ STROOCK & STROOCK & LAVAN LLP
STROOCK & STROOCK & LAVAN LLP
March 3, 1998